UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2005

Date of Report (date of earliest event reported)

VIVUS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1172 Castro Street

Mountain View, California 94040

(Address of principal executive offices)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by VIVUS, Inc. (“VIVUS”) with the Securities and Exchange Commission (the “SEC”) on December 23, 2005 relating to the close of escrow that occurred on December 22, 2005 on two agreements that the wholly owned subsidiary of VIVUS, Vivus Real Estate LLC, had entered into in connection with the purchase of VIVUS’ principal manufacturing facility (the “Facility”). The purpose of this Current Report on Form 8-K/A is to file with the SEC certain pro forma financial information of VIVUS, as described in Item 9.01 below. In addition, reference is made to the Current Report on Form 8-K filed by VIVUS with the SEC on January 6, 2006 relating to the loan and mortgage that VIVUS and Vivus Real Estate LLC had entered into with Crown Bank, N.A. as a source of financing for the purchase of the Facility.

Item 9.01 — Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005, Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2005 and Notes to the Unaudited Pro Forma Financial Statements of VIVUS, Inc., are filed as Exhibit 99.1 to this Form 8-K/A.

(d) Exhibits.

Exhibit No.	Description
99.1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005, Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2005 and Notes to the Unaudited Pro Forma Financial Statements of VIVUS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2006	VIVUS, INC.

/s/ Timothy E. Morris
Timothy E. Morris Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005, Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2005 and Notes to the Unaudited Pro Forma Financial Statements of VIVUS, Inc.